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                           AMENDED AND RESTATED BYLAWS

                                       OF

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               (Formerly known as

                ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY)

                            As Amended July 25, 2000


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                                    ARTICLE I
                                    ---------

                               Name - Home Office

Section 1. Effective January 1, 1998, this company shall be named Hartford Life and Annuity Insurance Company.

Section 2. The Company may have such principal and other business offices, either within or without the State of Connecticut, as the Board of Directors may designate or as the business of the Company may require.

Section 3. The registered office of the Company is Hartford Plaza, Hartford, Connecticut 06104-2999.


                                   ARTICLE II
                                   ----------

              Stockholders' Meetings - Notice-Quorum-Right to Vote

Section 1. All meetings of the stockholders shall be held at the principal business office of the Company unless the Board of Directors shall otherwise provide and direct.

Section 2. The annual meeting of the stockholders shall be held on such day and at such hour as the Board of Directors may decide. For cause the Board of Directors may postpone or adjourn such annual meeting to any other time during the year.

Section 3. Special meetings of the stockholders may be called by the Board of Directors, the Executive Committee, the Chairman or Vice Chairman of the Board, the President or any Vice President

Section 4. Notice of stockholders' meetings shall be delivered to each stockholder, either personally or by mail at his address as it appears on the records of the Company, at least seven days prior to the meeting. The notice shall state the place, date and time of the meeting and shall specify all matters proposed to be acted upon at the meeting.

Section 5. At each annual meeting, the Stockholders shall choose Directors as hereinafter provided.

Section 6. Each stockholder shall be entitled to one vote at all meetings of the Company for each share of stock held by such stockholder. Proxies may be authorized by written power of attorney.

Section 7. A majority of the total number of shares entitled to vote, represented in person or by proxy, shall constitute a quorum.


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Section 8.   Each stockholder shall be entitled to a certificate of stock which shall be signed by the President, or a Vice President and either the Treasurer or an Assistant Treasurer of the Company, and shall bear the seal of the Company, but such signatures and seal may be facsimile.


                                   ARTICLE III
                                   -----------

                            Directors-Meetings-Quorum

Section 1. The property, business and affairs of the Company shall be managed by a board of not less than three nor more than twenty Directors, who shall be chosen by the stockholders at each annual meeting. Vacancies occurring between annual meetings may be filled by the affirmative vote of a majority of the Directors then in office. Each Director shall hold office until the next annual meeting of stockholders and until his successor is chosen and qualified.

Section 2. Meetings of the Board of Directors may be called by the direction of the Chairman of the Board, the President, or any three Directors.

Section 3. Three days' notice of meetings of the Board of Directors shall be given to each Director, either personally or by mail or telegraph, at his residence or usual place of business, but notice may be waived, at any time, in writing, and attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting and objects thereat to the transaction of any business on grounds that the meeting was not lawfully called or convened.

Section 4. A majority of the number of existing directorships, but not less than two Directors, shall constitute a quorum.


                                   ARTICLE IV
                                   ----------

                    Election of Officer - Duties of Board of
                        Directors and Executive Committee

Section 1. The Board of Directors shall annually elect a President, a Secretary and a Treasurer. It may elect a Chairman of the Board, a Vice Chairman of the Board and such Vice Presidents, other Secretaries, Assistant Secretaries, Assistant Treasurers and other officers as it may determine. All officer of the Company shall hold office during the pleasure of the Board of Directors.

Section 2. The Directors may fill any vacancy among the officers by election for the unexpired term.


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Section 3.   The Board of Directors may appoint from its own number an
Executive Committee of not less than five Directors. The Executive Committee may exercise all powers vested in and conferred upon the Board of Directors at any time when the Board is not in session. A majority of the members of said Committee shall constitute a quorum. Meetings of the Committee shall be called whenever the Chairman of the Board, the President or a majority of its members shall request.

Section 4. The Board of Directors may annually appoint from its own number a Finance Committee of not less than three Directors, whose duties shall be as hereinafter provided.

Section 5. The Board of Directors may, at any time, appoint such other committees, not necessarily from its own number, as it may deem necessary for the proper conduct of the business of the Company, which committees shall have only such powers and duties as are specifically assigned to them by the Board of Directors or the Executive Committee.

For all meetings, forty-eight hours' notice shall be given but notice may be waived, at any time, in writing, and attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting and objects thereat to the transaction of any business on grounds that the meeting was not lawfully called or convened.

Section 6. The Board of Directors may authorize corporate contributions, in such amounts as it determines to be reasonable, for public welfare or for charitable, scientific or educational purposes, subject to the limits and restrictions imposed by law and to such rules and regulations consistent with law as it makes.


                                    ARTICLE V
                                    ---------

                                    Officers
                              Chairman of the Board
                                       and
                           Vice Chairman of the Board

Section 1. The Chairman of the Board shall preside at the meetings of the Board of Directors and the Executive Committee and, in the absence of the Chairman of the Finance Committee, at the meetings of the Finance Committee.

In the absence or inability of the Chairman of the Board to so preside, the Vice Chairman shall preside in his place if there be one, otherwise the President shall preside.

Section 2. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, exercise the powers and perform the duties of the Chairman of the Board. He shall perform such other duties and have such other powers as may be assigned to him by the Board of Directors.


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                                    President

Section 3. The President, unless the Board of Directors shall otherwise order pursuant to Section 7 below, shall be the chief executive officer of the Company and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the Company. Unless the Board of Directors shall provide otherwise, he shall, when present, preside at all meetings of the Stockholders and shall preside at all meetings of the Board of Directors unless the Board shall have elected a Chairman of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Company as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, the President shall have authority to sign, execute and acknowledge, on behalf of the Company all contracts, reports and other documents or instruments necessary or proper to be executed in the course of the Company's regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

If the President is not the chief executive officer, he shall have such duties and authority as prescribed by the Board of Directors or the chief executive officer.

Section 4. In the absence or inability of the President to perform his duties, the Board or the Chairman thereof may designate a Vice President to exercise the powers and perform the duties of the President during such absence or inability.

                                    Secretary

Section 5. The Secretary shall keep a record of all the meetings of the Company, of the Board of Directors and of the Executive Committee, and he shall discharge all other duties specifically required of the Secretary by law. The other Secretaries and the Assistant Secretaries shall perform such duties as may be assigned to them by the Board of Directors or by their senior officers and any Secretary or Assistant Secretary may affix the seal of the Company and attest it and the signature of any officer to any and all instruments.

                                    Treasurer

Section 6. The Treasurer shall keep, or cause to be kept, full and accurate accounts of the Company. He shall see that the funds of the Company are disbursed as may be ordered by the Board of Directors, the Finance Committee or a duly authorized individual. He shall have charge of all moneys paid to the Company and shall deposit such to the credit of the Company or in any other properly authorized name, in such banks or depositories as may be designated in


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a manner provided by these Bylaws. He shall also discharge all other duties that may be required of him by law.

                                 Other Officers

Section 7. The other officers shall perform such duties as may be assigned to them by the President or the Board of Directors. The Board of Directors may designate the Chairman of the Board or the Vice Chairman as the chief executive officer of the Company. In such event that person shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Section 3 above, and all references to the President in these Bylaws shall be regarded as references to the Chairman of the Board or Vice Chairman, as the case may be, as such chief executive officer, except where a contrary meaning is clearly required, and provided that in no case shall that person be empowered in place of the President to sign the certificates for shares of stock of the Company.


                                   ARTICLE VI
                                   ----------

                                Finance Committee

Section 1. If a Finance Committee is established, it shall be the duty of that committee to supervise the investment of the funds of the Company in securities in which insurance companies are permitted by law to invest, and all other matters connected with the management of investments. If no Finance Committee is established, this duty shall be performed by the Board of Directors.

Section 2. All loans or purchases for the investment and reinvestment of the funds of the Company shall be submitted for approval to the Finance Committee, if not specifically approved by the Board of Directors.

Section 3. Sale or transfer of any stocks or bonds shall be made upon authorization of the Finance Committee unless specifically authorized by the Board of Directors.

Section 4. Transfers of stock and registered bonds, deeds, leases, releases, sales, mortgages chattel or real, assignments or partial releases of mortgages chattel or real, and in general all instruments of defeasance of property and all agreements or contracts affecting the same, except discharges of mortgages and entries to foreclose the same as hereinafter provided, shall be authorized by the Finance Committee or the Board of Directors, and be executed jointly for the Company by two persons, to wit: the Chairman of the Board, the Vice Chairman, the President, or a Vice President, and a Secretary, the Treasurer or an Assistant Treasurer, but may be acknowledged and delivered by either one of those executing the instrument; provided, however, that either a Secretary, the Treasurer or an Assistant Treasurer alone, when authorized as aforesaid, or any person specially authorized by the Finance Committee as attorney for the Company, may make entry to foreclose any mortgage, and a Secretary, the Treasurer or an Assistant Treasurer alone is authorized, without the necessity of further authority, to discharge


                                      -6-
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by deed or otherwise any mortgage on payment to the Company of the principal, interest and all charges due.

Section 5. The Finance Committee may fix times and places for regular meetings. No notice of regular meetings shall be necessary. Reasonable notice shall be given of special meetings but the action of a majority of the Finance Committee at any meeting shall be valid notwithstanding any defect in the notice of such meeting.

Section 6. In the absence of specific authorization from the Board of Directors or the Finance Committee, the Chairman of the Board, the President, a Vice President or the Treasurer shall have the power to vote or execute proxies for voting any shares held by the Company.


                                   ARTICLE VII
                                   -----------

                                      Funds

Section 1. All monies belonging to the Company shall be deposited to the credit of the Company, or in such other name as the Finance Committee, the Chairman of the Finance Committee or such executive officers as are designated by the Board of Directors shall direct, in such bank or banks as may be designated from time to time by the Finance Committee, the Chairman of the Finance Committee or by such executive officers as are designated by the Board of Directors. Such monies shall be drawn only on checks or drafts signed by any two executive officers of the Company, provided that the Board of Directors may authorize the withdrawal of such monies by check or draft signed with the facsimile signature of any one or more executive officers, and provided further, that the Finance Committee may authorize such alternative methods of withdrawal as it deems proper.

The Board of Directors, the President, the Chairman of the Finance Committee, a Vice President, or such executive officers as are designated by the Board of Directors may authorize withdrawal of funds by checks or drafts drawn at offices of the Company to be signed by Managers, General Agents, or employees of the Company, provided that all such checks or drafts shall be signed by two such authorized persons, except checks or drafts used for the payment of claims or losses which need to be signed by only one such authorized person, and provided further that the Board of Directors of the Company or executive officers designated by the Board of Directors may impose such limitations or restrictions upon the withdrawal of such funds as it deems proper.




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                                  ARTICLE VIII
                                  ------------

                                 Indemnification

Section 1.        Indemnification.

         (a) The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who was or is a director or officer of the Corporation and who was or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a "Proceeding"), by reason of the fact that such person was or is a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article VIII is hereinafter called an "Indemnitee". Until such final determination is made, such former or present director or officer shall be a "Potential Indemnitee" for purposes of this Article VIII. Notwithstanding the foregoing provisions of this Section 1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 5(d)); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 5(d)) has occurred.

         (b) Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article VIII (including, without limitation, this Section 1(b)) shall adversely affect the rights of any director or officer under this Article VIII: (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision; or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such director or officer.

Section 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1(a) or
Section 6 of this Article VIII or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in


                                      -8-
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furtherance of the provisions of this Article VIII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

Section 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VIII shall not be exclusive of any other rights to which an Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article VIII shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this
Article VIII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VIII, whether arising from acts or omissions occurring before or after such adoption.

Section 4. Advancement of Expenses. Each Potential Indemnitee shall be entitled to receive advance payment of any expenses actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of entitlement to indemnification pursuant to Section 5(a). Each Potential Indemnitee shall submit a statement or statements to the Corporation requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an affirmation of the Potential Indemnitee's good faith belief that the Potential Indemnitee has met the relevant standard of conduct entitling the Potential Indemnitee to indemnification, or, as to a director, that the Proceeding involves conduct for which liability has been limited under a provision of the Corporation's Certificate of Incorporation and by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VIII. A determination of the reasonableness of such expenses shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s) (the "Advancement Procedures"). The amendment or repeal of, and the adoption of a provision inconsistent with, any provision of the Advancement Procedures shall be governed by Section 1(b) of this Article VIII. Notwithstanding the foregoing provisions of this Section 4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

Section 5. Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of this Article VIII, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this
Article VIII:

         (a)      Procedures for Determination of Entitlement to
Indemnification.


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                  i. To obtain indemnification under this Article VIII, a
Potential Indemnitee shall submit to the Corporate Secretary a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Potential Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after the later of
(A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Corporate Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Potential Indemnitee has requested indemnification.

                 ii. The Potential Indemnitee's entitlement to indemnification under this Article VIII shall be determined in one of the following ways: (A) if there are two or more Disinterested Directors, by a majority vote of all of the Disinterested Directors, a majority of whom shall constitute a quorum of the Board; (B) if there are two or more Disinterested Directors, by a majority vote of the members of a committee of two or more Disinterested Directors appointed by a vote as set forth in Section 5(a)(ii)(A) of this Article VIII;
(C) by a written opinion of Independent Counsel (as defined in Section 5(d) of this Article VIII) selected (x) in the manner set forth in Section 5(a)(ii)(A) or (B) of this Article VIII or (y) if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection directors who do not qualify as Disinterested Directors may participate; (D) by the Stockholders of the Corporation; or (E) as provided in Section 5(b) of this
Article VIII.

                iii. In the event a Change in Control shall have occurred and the Potential Indemnitee so requests, the determination of entitlement to indemnification shall be made by Independent Counsel selected pursuant to
Section 5(a)(ii)(C) of this Article VIII, but only an Independent Counsel to which the Potential Indemnitee does not unreasonably object.

         (b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VIII, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article VIII (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with
Section 5(a)(i) of this Article VIII, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the indemnitee did not meet the relevant standard of conduct in this Article VIII.

         (c)      Remedies.

                  i. In the event that a determination is made pursuant to
Section 5(a) of this Article VIII that the Potential Indemnitee is not entitled to indemnification under this Article VIII, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her

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entitlement to such indemnification either, at the Potential Indemnitee's sole option, in (x) an appropriate court of the State of Connecticut or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Potential Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article VIII (with respect to actions or omissions occurring prior to such Change in Control).

                 ii. If a determination shall have been made or deemed to have been made, pursuant to Section 5(a) or (b) of this Article VIII, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5(a) or (b) of this Article VIII, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Connecticut or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause
(A) or (B) of this subsection (each, a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                iii. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5(c) that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

                 iv. In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article VIII, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration if such person prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

         (d)      Definitions.  For purposes of this Article VIII:

                  i. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to
Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing fifteen (15%) percent or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of directors of the Corporation without the prior approval of at least two-thirds (2/3) of the members of the board of directors of the Corporation in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors of the Corporation in office immediately prior to such transaction or event constitute less than a majority of the board of directors of the Corporation thereafter; or (E) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors (including for this purpose any new director of the Corporation whose election or nomination for election by the Stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of such period) cease for any reason to constitute at least a majority of the board of directors of the Corporation; provided further that, no change in control shall be deemed to have occurred if the other person or persons, or party or parties, to the transaction is an entity or entities in which The Hartford Financial Services Group, Inc. is the owner of more than 50% of the beneficial interest of such entity or entities.

                 ii. "Disinterested Director" means a director who at the time of any vote referred to in these By-Laws is not and was not (A) a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee or (B) an individual having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

                iii. "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (a) the Corporation or the Indemnitee or Potential Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article VIII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Connecticut, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitee in an action to determine the Indemnitee's or Potential Indemnitee's rights under this Article VIII.

Section 6. Indemnification of Employees and Agents. Notwithstanding any other provision of this Article VIII, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding, by reason of the fact that such person was or is an employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of a Covered Entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

Section 7. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, all portions of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, all portions of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


                                   ARTICLE IX
                                   ----------

                               Amendment of Bylaws

Section 1. The Directors shall have power to adopt, amend and repeal such bylaws as may be deemed necessary or appropriate for the management of the property and affairs of the Company.

Section 2. The Stockholders at any annual or special meeting may amend or repeal these bylaws or adopt new ones if the notice of such meeting contains a statement of the proposed alteration, amendment, repeal or adoption of the substance thereof Bylaws amended or adopted by the Stockholders may be amended or repealed by the Directors.


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

                                    ARTICLE X
                                    ---------

                                Term of Existence

Section 1.   The term of existence of the corporation shall be perpetual.

This is to certify that the foregoing is a true copy of the Bylaws of Hartford Life and Annuity Insurance Company in full force and effect at July 25, 2000.

Attest:



-------------------------------------
Lynda Godkin, Senior Vice President,
General Counsel and Corporate Secretary






















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